EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Results for the Fiscal Second Quarter of 2013 Ended December 31, 2012

SUNNYVALE, Calif., Jan. 30, 2013 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), a designer, developer and global supplier of a broad range of power semiconductors, today reported financial results for the fiscal second quarter ended December 31, 2012.

The results for the fiscal second quarter ended December 31, 2012 are as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)

	Q2 FY2013	Q1 FY2013	Q2 FY2012
Revenue	$ 89.4	$ 95.8	$ 80.7
Gross Margin	23.0%	26.7%	22.6%
Operating Income	$ 4.9	$ 9.8	$ 2.3
Net Income	$ 3.7	$ 7.9	$ 1.5
Earnings Per Share - Diluted	$ 0.14	$ 0.31	$ 0.06

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)

	Q2 FY2013	Q1 FY2013	Q2 FY2012
Revenue	$ 89.4	$ 95.8	$ 80.7
Gross Margin	23.2%	26.9%	22.8%
Operating Income	$ 5.8	$ 11.3	$ 3.8
Net Income	$ 4.6	$ 9.4	$ 2.9
Earnings Per Share - Diluted	$ 0.18	$ 0.36	$ 0.12

"Despite weak PC demand and continuing economic uncertainty, we are pleased to see that design wins with our new products are penetrating into higher value market segments," said Dr. Mike Chang, CEO of AOS. "During the December quarter, AOS has made significant strides in the smartphone market with growing revenue at one of the world's leading manufacturers. In addition, we have achieved design wins in numerous Ultrabook programs with our advanced PairFET and EzBuck-II Power IC products."

"Additionally, we have been successfully penetrating into customers in the industrial, power supply, portable and game console markets with our new products such as XSFET, Molded Chip Scale, AlphaMOS2, AlphaIGBT and new DrMOS series. We believe that as the new design wins come to fruition, AOS will continue to gain strength and momentum."

Recent News Highlights

Jan 25, 2013 - Alpha and Omega Semiconductor Introduces New Power Factor Correction Product Line for Efficient and Cost-Effective Power Conversion Solutions

Jan 14, 2013 - Alpha and Omega Semiconductor Now Offers Low Voltage MOSFETs in a Super-Small DFN 1.0x0.6mm for the Mobile Market

Dec 21, 2012 - Alpha and Omega Semiconductor's New 80V and 100V MOSFETs Offer Industry's Lowest On-Resistance in a DFN3.3x3.3 Package

Dec 18, 2012 - Alpha and Omega Semiconductor Rolls Out Family of Devices in Molded Chip Scale Package

Nov 6, 2012 - Alpha and Omega Semiconductor Features New Ground Exposed Die Pad Power IC Platform

Fiscal Q3, 2013 Business Outlook

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $76 million and $80 million.

  GAAP gross margin is expected to be in the range of 16% plus or minus 1%.

  GAAP operating expense is expected to be in the range of $15 million to $16 million.

The above projection includes estimated share-based compensation expense of $1.2 million.

"While we continue to take actions to realign our cost structure due to the challenging business environment, including the reduction of capital spending and operating expense, we will persist in looking for ways to streamline our operations and optimize our business model," said Dr. Mike Chang, CEO of AOS. "We expect our reduced factory loading at both our front-end and back-end to negatively impact our margins in the short term. However we continue to be optimistic about our business opportunity beyond the March quarter supported by increasing design wins, bookings and backlog. During the March quarter we are keenly focused on tightly aligning the front-end and back-end capabilities to further improve our efficiencies throughout the company."

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the second quarter ended December 31, 2012 today, January 30, 2013 at 2:00 p.m. PDT / 5:00 p.m. EDT. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, projected amount of revenues, gross margin, operating expenses, operating income, net income, share-based compensation expenses, expectation with respect to the macroeconomic conditions, our ability to achieve profitability, our ability to accelerate technology and product development, expectation with respect to new market opportunities and design wins for our products and other information under the section entitled "Fiscal Q3, 2013 Business Outlook". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed on August 31, 2012. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with the U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating income, net income and diluted earnings per share ("EPS"). These supplemental measures exclude share-based compensation expenses that are non-cash charges and costs incurred for our U.S. GAAP conversion. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and non-recurring expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income, does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smartphones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com/.For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Revenue	$ 89,448	$ 95,761	$ 80,713	$ 185,209	$ 164,161
Cost of goods sold	68,854	70,228	62,440	139,082	125,311
Gross profit	20,594	25,533	18,273	46,127	38,850
Gross margin	23.0%	26.7%	22.6%	24.9%	23.7%

Operating expenses
Research and development	6,866	6,933	8,108	13,799	16,502
Selling, general and administrative	8,838	8,781	7,833	17,619	17,116
Total operating expenses	15,704	15,714	15,941	31,418	33,618
Operating income	4,890	9,819	2,332	14,709	5,232

Interest income	20	17	25	37	64
Interest expense	(107)	(82)	(44)	(189)	(71)
Income before income taxes	4,803	9,754	2,313	14,557	5,225

Income tax expense	1,085	1,812	839	2,897	1,612
Net income	$ 3,718	$ 7,942	$ 1,474	$ 11,660	$ 3,613

Net income per share attributable to common shareholders
Basic	$ 0.15	$ 0.32	$ 0.06	$ 0.46	$ 0.15
Diluted	$ 0.14	$ 0.31	$ 0.06	$ 0.45	$ 0.14

Weighted average number of common shares used to compute net income per share
Basic	25,292	25,038	24,538	25,165	24,529
Diluted	26,101	25,884	25,423	25,992	25,517

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	December 31, 2012	June 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 91,864	$ 82,166
Restricted cash	361	236
Accounts receivable, net	42,967	38,850
Inventories	71,488	65,778
Deferred income tax assets	2,835	2,789
Other current assets	3,752	3,962
Total current assets	213,267	193,781
Property, plant and equipment, net	151,160	158,543
Intangible assets, net	742	1,028
Goodwill	269	269
Deferred income tax assets	10,427	10,061
Other long-term assets	835	2,475
Total assets	$ 376,700	$ 366,157
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short term debt	$ 2,857	$ 3,571
Accounts payable	32,988	35,646
Accrued liabilities	19,184	21,026
Income taxes payable	2,450	2,349
Deferred margin	468	366
Capital leases - current portion	960	961
Total current liabilities	58,907	63,919
Long term debt	15,250	16,429
Income taxes payable - long term	3,626	3,509
Deferred income tax liabilities	1,622	587
Capital leases - long term	606	1,085
Deferred rent	1,338	1,235
Total liabilities	81,349	86,764
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; Issued and outstanding: none at December 31, 2012 and June 30, 2012	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 25,625 shares and 25,396 shares at December 31, 2012 and 25,167 shares and 24,938 shares at June 30, 2012	51	50
Treasury shares at cost; 229 shares at December 31, 2012 and June 30, 2012	(2,106)	(2,104)
Additional paid-in capital	164,947	160,602
Accumulated other comprehensive income	1,027	972
Retained earnings	131,432	119,873
Total shareholders' equity	295,351	279,393
Total liabilities and shareholders' equity	$ 376,700	$ 366,157

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

U.S. GAAP gross profit	$ 20,594	$ 25,533	$ 18,273	$ 46,127	$ 38,850

Share-based compensation:
Cost of goods sold	141	198	133	339	214

Non-GAAP gross profit	$ 20,735	$ 25,731	$ 18,406	$ 46,466	$ 39,064

Non-GAAP gross margin	23.2%	26.9%	22.8%	25.1%	23.8%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income to Non-GAAP Operating Income
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

U.S. GAAP operating income	$ 4,890	$ 9,819	$ 2,332	$ 14,709	$ 5,232

Share-based compensation:
Cost of goods sold	141	198	133	339	214
Research and development	278	393	372	671	631
Selling, general and administrative	494	850	948	1,344	1,830
Total share-based compensation	913	1,441	1,453	2,354	2,675

U.S. GAAP conversion costs included in selling, general and administrative	—	—	—	—	435

Non-GAAP operating income	$ 5,803	$ 11,260	$ 3,785	$ 17,063	$ 8,342

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income to Non-GAAP Net Income
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

U.S. GAAP net income	$ 3,718	$ 7,942	$ 1,474	$ 11,660	$ 3,613

Share-based compensation:
Cost of goods sold	141	198	133	339	214
Research and development	278	393	372	671	631
Selling, general and administrative	494	850	948	1,344	1,830
Total share-based compensation	913	1,441	1,453	2,354	2,675

U.S. GAAP conversion costs included in selling, general and administrative	—	—	—	—	435

Non-GAAP net income	$ 4,631	$ 9,383	$ 2,927	$ 14,014	$ 6,723

Non-GAAP diluted EPS	$ 0.18	$ 0.36	$ 0.12	$ 0.54	$ 0.26

Weighted-average number of shares used in computing non-GAAP earnings per share
Diluted shares	26,101	25,884	25,423	25,992	25,517
CONTACT: Alpha and Omega Semiconductor Limited
         Investor Relations
         So-Yeon Jeong
         408-789-3172
         investors@aosmd.com